                                                                   Exhibit 10.11

                  ============================================

                                OPTION AGREEMENT


                                     BETWEEN


                              The 44 BC REALTY LLC

                                                      OPTIONOR


                                       AND


                       POLESTAR FORTY-FOURTH OPTIONEE LLC



                                                     OPTIONEE



                          Dated: as of February 9, 1998

                  ============================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1.    GRANT OF OPTION..........................................................3
2.    OPTION PAYMENTS.  .......................................................3
3.    TERM OF OPTION...........................................................3
4.    EXERCISE OF OPTION/TRANSFER OF PROPERTY..................................4
5.    OPTION EXERCISE PRICE; COSTS AND EXPENSES................................7
6.    CERTAIN DEFINITIONS......................................................8
7.    STATUS OF PROPERTY.......................................................8
8.    TITLE INSURANCE; LIENS..................................................10
9.    OPTIONEE COVENANTS, REPRESENTATIONS AND WARRANTIES......................12
10.   OPTIONOR REPRESENTATIONS, WARRANTIES AND COVENANTS......................13
11.   CONDITIONS PRECEDENT TO CLOSING.........................................19
12.   DOCUMENTS AND OTHER ITEMS TO BE DELIVERED AT CLOSING....................20
13.   DISCLAIMER; WAIVER OF CLAIMS............................................22
14.   DAMAGE AND DESTRUCTION; CONDEMNATION....................................22
15.   BROKERAGE...............................................................23
16.   ASSIGNMENT BY OPTIONEE..................................................24
17.   REMEDIES................................................................25
18.   FURTHER ASSURANCES......................................................27
19.   NOTICES.................................................................27
20.   APPORTIONMENTS..........................................................29
21.   BINDING EFFECT..........................................................29
22.   RECORDING...............................................................29
23.   CHOICE OF LAW...........................................................30
24.   SURVIVAL................................................................30
25.   COUNTERPARTS............................................................30
26.   INVALIDITY OF PARTICULAR PROVISION......................................30
27.   TERM OF AGREEMENT.......................................................31

Exhibits
--------

EXHIBIT A    -    Description of Land
EXHIBIT B    -    Memorandum of Option
EXHIBIT C    -    Bill of Sale
EXHIBIT D    -    Assignment of Included Property
EXHIBIT E    -    Assignment of Leases and Security Deposits
EXHIBIT F    -    Escrow Provisions
EXHIBIT G    -    Additional Permitted Encumbrances

Schedules
---------

Schedule 1   -    Leases, Security Deposits; Rent Roll
Schedule 2   -    Contracts
Schedule 3   -    Permits
Schedule 4   -    Insurance Policies

Schedule A   -    Option Exercise Price Payments

                                 DEFINITION PAGE

                                                                         Section
Term                                                                      Number
----                                                                      ------
Additional Payments ............................................            5(a)
Additional Property Rights .....................................        4(b)(vi)
Agreement ......................................................    Introduction
Building .......................................................        Recitals
business days ..................................................               6
Closing ........................................................            4(a)
Closing Date ...................................................            4(a)
Condemnation ...................................................        14(a)(i)
Contracts ......................................................         4(b)(v)
Courier ........................................................              19
Deed ...........................................................        12(a)(i)
family member ..................................................           10(b)
foreign person .................................................       10(a)(vi)
44 LLC .........................................................        Recitals
44 Premises ....................................................        Recitals
BC .............................................................            2(a)
BC Expenses ....................................................            5(b)
Holidays .......................................................               6
Included Property ..............................................        4(c)(vi)
Initial Option Termination Date ................................            4(a)
Judmart ........................................................           15(a)
Land ...........................................................        Recitals
Landlord Deficiency Amount .....................................           17(a)
Leases .........................................................        4(b)(iv)
Loan ...........................................................        Recitals
Loan Documents .................................................        Recitals
Master Lease ...................................................        Recitals
Master Tenant ..................................................        Recitals
Material Breach of a Representation ............................           10(d)
NS Member ......................................................        Recitals
Operating Agreement ............................................        Recitals
Option .........................................................            1(a)
Option Exercise Date ...........................................            4(a)
Option Exercise Price ..........................................            5(a)
Option Fee .....................................................         2(a)(i)
Option Memoranda ...............................................              22
Option Notice ..................................................            4(b)

Option Payments ................................................            2(a)
Option Period ..................................................            4(a)
Option Termination Date ........................................            4(b)
Optionee .......................................................    Introduction
Optionor .......................................................    Introduction
Permits ........................................................       4(b)(vii)
Permitted Encumbrances .........................................            7(a)
Person .........................................................               6
Personalty .....................................................       4(b)(iii)
Premises .......................................................        Recitals
Property .......................................................       4(b)(vii)
Purchase Right .................................................            2(a)
Reminder Notice ................................................            4(b)
Reports ........................................................         8(a)(i)
Security Deposits ..............................................        4(b)(iv)
Subsequent Title Report ........................................            8(b)
Subtenants .....................................................        7(a)(xi)
Title Company ..................................................         8(a)(i)
Title Objection ................................................            8(b)
Title Objection Notice .........................................            8(b)
Transfer .......................................................        10(b)(i)
Violations .....................................................      7(a)(viii)
West 44th St Option Agreement ..................................        Recitals
West 44th St Transaction .......................................        Recitals

                                OPTION AGREEMENT

      THIS OPTION AGREEMENT (this "Agreement"), made as of the 9th day of February, 1998, by and between The 44 BC REALTY LLC, a Delaware limited liability company having an office c/o Prince Management Corp., 498 Seventh Avenue, New York, New York 10036 ("Optionor") and POLESTAR FORTY-FOURTH OPTIONEE LLC, formerly known as NS 417/44 LLC, a Delaware limited liability company having an office c/o NorthStar Capital Partners, LLC, 527 Madison Avenue, New York, New York 10022 ("Optionee").

                              W I T N E S S E T H:

      WHEREAS, Optionor is the owner in fee of a certain parcel of land (the "Land") and improvements located thereon (said improvements together with any future replacements thereof, collectively, the "Building"), which land and improvements as described in Exhibit A are also known as 19 West 44th Street, New York, New York and are designated as Lot 24, Block 1260 of the Tax Map of the City of New York (the Land and the Building hereinafter, the "Premises"); and

      WHEREAS, Optionee desires to acquire from Optionor an irrevocable option to purchase the Property (as hereinafter defined) and, subject to the terms hereof, Optionor is willing to grant to Optionee such option; and

      WHEREAS, simultaneously herewith (i) Optionor, as landlord, and an affiliate of Optionee, as tenant (the "Master Tenant"), are entering into a lease (the "Master Lease") with respect to the Premises; (ii) PoleStar Forty-Fourth Funding LLC, among others, is making a loan(s) (as same may be modified, amended, supplemented and/or refinanced as provided herein, subject to the limitations set forth in
Section 2 of that certain Agreement by and among FS (hereinafter defined), The 44th B.C. Realty Corp. and NS 417/44 LLC dated January 14, 1998, the "Loan") to Optionor, which Loan will be evidenced by a note(s) and secured by, among other things, a mortgage and assignment(s) of rents and leases encumbering the Premises (such documents, together with any other documents evidencing and/or securing the Loan(s), collectively, the "Loan Documents"); and (iii) PoleStar Forty-Fourth Holding LLC, a Delaware limited liability company that is an affiliate of Optionee (the "NS Member") has been admitted as a one (1%) percent member of Optionor pursuant to the Amended and Restated Limited Liability Company Agreement of Optionor dated of even date (the "Operating Agreement").

      WHEREAS, The 44 BC Realty LLC ("44 LLC") and PoleStar Forty-Fourth Optionee LLC are simultaneously entering into an option agreement (the "West 44th St Option Agreement") with respect to the land and building known as 19 West 44th Street, New York, New York (the "44 Premises") on terms and conditions substantially similar to the terms and conditions in this Agreement, except for the amounts payable thereunder (the matters contemplated by such documents, the "West 44th St Transaction").

      NOW, THEREFORE, for good and valuable consideration and the mutual agreements herein contained, the parties covenant and agree as follows:

      1. GRANT OF OPTION.

      (a) In consideration for the payment of the Option Fee (as hereinafter defined), Optionor hereby unconditionally grants to Optionee an exclusive and irrevocable option (the "Option") to purchase the Property (hereinafter defined) free and clear of all liens and encumbrances except as specifically provided otherwise in this Agreement.

      (b) The parties agree that all deed, documentary stamp, transfer and similar taxes, if any, in connection with the grant of the Option, if any, and the closing with respect thereto, shall be paid by Optionor.

      2. OPTION PAYMENTS. Simultaneously with the execution of this Option Agreement, (i) Optionee has paid to Optionor Five Hundred Thousand ($500,000) Dollars as the Option Fee (the "Option Fee") as the initial consideration for the Option granted pursuant to this Agreement and (ii) the NS Member has paid Seven Million and Forty Seven Thousand and No/100 ($7,047,000) Dollars to The 44th B.C. Realty Corp. ("BC"), a New York corporation that is the 99% Managing Member of Optionor as consideration for certain rights granted to the NS Member pursuant to the Operating Agreement, including, without limitation, the Interest Purchase Option as provided in Section 10.07 of the Operating Agreement (the "Purchase Right"; the Option Fee and the amount paid by the NS Member, collectively, the "Option Payments").

      3. TERM OF OPTION.

      (a) The Option and all rights and privileges granted to Optionee hereunder shall be effective as of the date hereof and, unless Optionee has duly exercised the Option prior to the Option Termination Date (as hereinafter defined) as provided in this Agreement, unless such failure to so exercise is due to a default by Optionor hereunder, the Option shall expire and be of no further force and effect, it being understood that, as provided in Section 4(a) below, the Closing (as hereinafter defined) may take place subsequent to the Option Termination Date, at Optionee's option.

      (b) Notwithstanding anything contained herein to the contrary, the Option shall terminate and expire upon any valid and legal termination of the Master Lease pursuant to the terms thereof prior to the Option Exercise Date and, if such valid and legal termination is subsequent to the Option Exercise Date, shall survive as provided in Article 45 of the Master Lease.

      (c) If the Optionee fails to pay any of the Option Payments when the same shall become due and payable, and such failure shall continue for ten (10) business days after notice thereof from Optionor, the Option shall terminate and expire.

      4. EXERCISE OF OPTION/TRANSFER OF PROPERTY.

      (a) Subject to Section 10(d) hereof, the Option may be exercised at any time during the period (the "Option Period") commencing on March 1, 2008 (the "Option Exercise Date") and expiring fifteen (15) years thereafter (the "Initial Option Termination Date") by Optionee delivering to Optionor a written notice stating that Optionee elects to exercise the Option pursuant to the terms of this Agreement (the "Option Notice"). The Option Notice shall set forth the closing date (the "Closing Date") for the closing of the purchase of the Premises (the "Closing"), which Closing may take place subsequent to the Option Termination Date, at the option of Optionee, and may be extended as provided in this Agreement, provided, however, if Optionor is ready, willing and able to perform its obligations pursuant to the terms of this Agreement, the Closing shall occur no later than one-hundred and twenty (120) days after the delivery of the Option Notice. The Option Exercise Date may be accelerated as contemplated by Sections 10(d) and 14 of this Agreement.

      (b) Notwithstanding the foregoing, if Optionee shall fail to deliver the Option Notice prior to the Initial Option Termination Date (such date as extended as provided in this Section 4(b) by the Reminder Notice, the "Option Termination Date"), Optionor shall notify Optionee in respect of such failure (such notice, the "Reminder Notice"). If Optionee does not send an Option Notice within thirty (30) days after Optionee's actual receipt of the Reminder Notice, Optionee shall be deemed to have not exercised its right to acquire the Property pursuant to the Option. Other than as provided for pursuant to the terms of this Agreement, Optionee shall have no right or obligation to acquire the Property (hereinafter defined).

      (c) On the Closing Date, subject to the performance of Optionee's obligations set forth herein, Optionor shall transfer the Property, subject to the Permitted Encumbrances (hereinafter defined), to Optionee, together with all of Optionor's right, title and interest in, to and under:

            (i) all easements, rights of way, privileges, appurtenances, strips, gores, air rights, development rights and other rights pertaining to the Premises, if any;

            (ii) any land lying in the bed of any street, road, avenue, open or proposed, public or private, in front of or adjoining the Premises or any portion thereof, to the center line thereof, and any award to be made in lieu thereof and in and to any award for damage to the Premises by reason of change of grade of any street occurring after the date of execution and delivery of this Agreement;

            (iii) all Building Equipment (as defined in the Master Lease), fixtures, furniture, furnishings and any other personal property owned by Optionor and used in connection with the Premises (the "Personalty");

            (iv) all of Optionor's right, title and interest in and to all leases, licenses, and other occupancy agreements for the leasing of space at the Premises (collectively, the "Leases"), the Master Lease and all security deposits under the Leases (collectively, the "Security Deposits");

            (v) all of Optionor's right, title and interest in and to any service, supply, security, maintenance, employment, management and all other agreements or contracts (collectively, the "Contracts");

            (vi) all of Optionor's rights, title and interest in and to every right, title or benefit (choate or inchoate) in respect of the Premises, including, without limitation (A) any and all escrows held by any Mortgagee (as defined in the Master Lease); (B) any receivables; (C) any claims in favor of the owner of the Premises (including, without limitation, any rights in respect of title or casualty insurance proceeds and condemnation awards); (D) all copyrights, trademarks, service names and other marks and trade or business names, good will and other proprietary rights and intangible property relating to the ownership, use, operation and management of the Premises; and (E) all warranties, guaranties, contract rights and miscellaneous rights in respect of the Premises (collectively, the "Included Property");

            (vii) all certificates of occupancy and other documents, permits, warranties, guarantees and approvals pertaining to the occupancy, use and operation of the Premises (collectively, the "Permits"); and

            (viii) all architectural, mechanical, engineering and other plans and specifications relating to the Premises (collectively, the "Plans") (the Land, the Building, the Personalty, the Leases, the Contracts, the Permits, the Plans and the Included Property being hereinafter collectively called the "Property").

      5. OPTION EXERCISE PRICE; COSTS AND EXPENSES.

      (a) The option exercise price for the purchase of the Property (the "Option Exercise Price") shall be as set forth on Schedule A annexed hereto and Optionee shall take the Property subject to any fee mortgages affecting the Property that were obtained on behalf of Optionor by the Master Tenant pursuant to Article 34 of the Master Lease. After the Option Exercise Price is fully paid as provided on Schedule A, no Additional Payments (as such term is defined in Section 10.07(e) of the Operating Agreement) shall be due and payable.

      (b) If the NS Member shall exercise its rights pursuant to the terms of
Section 4.02 of the Operating Agreement, and BC (or its successor or assignee) shall fail to pay all closing costs, taxes and charges (collectively, the "BC Expenses") as contemplated by said Section 4.02, Optionee may withhold an amount equal to any reasonable BC Expenses from the amount payable as the Option Exercise Price hereunder and pay same to the appropriate governmental entity.

      (c) Other than as specifically provided herein, each party shall be responsible for its own costs and expenses in connection with this Agreement and the transactions contemplated hereby.

      6. CERTAIN DEFINITIONS.

            As used in this Agreement, the terms: (i) "business days" shall mean such Mondays, Tuesday, Wednesdays, Thursdays and Fridays that do not fall on Holidays; (ii) "Holidays" shall mean the following Jewish Holidays: Rosh Hashanah (both days), Yom Kippur, Succot (first 2 days), Shmini Atzeret, Simchat Torah, Passover (first 2 days and last 2 days), Shavuot (both days), as well as New Year's Day, Martin Luther King, Jr. Day, President's Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day and Christmas, and any other days on which there is no regular United States postal service and the New York Stock Exchange (or any successor thereto) is closed; and (iii) "Person" (whether or not the initial letter is capitalized) shall mean a natural person or persons, a partnership, a limited liability company or partnership, a corporation, and any other form of business or legal association or entity.

      7. STATUS OF PROPERTY.

      (a) At the Closing, the Property shall be transferred, and conveyed by Optionor to Optionee, and Optionee shall accept same, free and clear of all liens, encumbrances, claims, security interests and demands, subject only to the following matters (the "Permitted Encumbrances"):

            (i) any state of facts which an updated survey of the Property would disclose as of the date hereof, subject only to those matters not caused or created by Landlord;

            (ii) [intentionally deleted];

            (iii) real estate and other taxes, water and sewer charges and other taxes and assessments affecting the Property including any assessments payable for or allocable to any period after the date of the Master Lease;

            (iv) building restrictions and regulations in resolutions or ordinances adopted by the Board of Estimate and Apportionment of the City of New York, or any successor body, and all the amendments and additions thereto, if any;

            (v) present and future zoning laws, ordinances, resolutions and regulations of the City of New York and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal sovereigns now or hereafter having or acquiring jurisdiction of the Premises and the use and improvement thereof, if any;

            (vi) revocable nature of the right, if any, to maintain vaults, vault spaces, tunnels, basements and sub-basement spaces, areas, structures, marquees or signs, beyond the building lines;

            (vii) the Master Lease, the Leases, this Agreement and the Loan Documents;

            (viii) violations of law, ordinances, orders or requirements ("Violations") issued by any federal, state or municipal departments or authority having jurisdiction;

            (ix) any other matter or thing affecting the property which Optionee agrees to take subject to or waives in writing pursuant to the provisions of this Agreement;

            (x) any matters permitted by, caused or created at the request or with the consent of Optionee or the Master Tenant or the Master Sublessee;

            (xi) any matters permitted or created by the subtenants under the Leases (the "Subtenants"); and

            (xii) any exception set forth in Exhibit G attached hereto (the "Additional Permitted Encumbrances").

      8. TITLE INSURANCE; LIENS.

      (a) Prior to the date hereof, (i) Optionee has ordered a title insurance report and commitment for an Owner's title insurance policy from a title insurance company (the "Title Company") and a copy of all title documents listed therein (such report, and any updates or revisions thereto, are hereinafter referred to collectively as the "Report"), and (ii) has furnished to Optionor's counsel a copy of the Report.

      (b) Optionee shall have the right at any time after the date hereof to order an additional or updated examination of title to the Property (the "Subsequent Title Report"). In the event that the Subsequent Title Report shall disclose any title matters other than the Permitted Encumbrances (a "Title Objection"), Optionee shall give Optionor written notice (the "Title Objection Notice") of such Title Objection within five (5) business days after receipt of a copy of the Subsequent Title Report.

      (c) Optionor covenants and agrees to use diligent efforts to eliminate such Title Objection. If Optionor is unable to eliminate such Title Objections (or any other Title

Objections which are subsequently reported by the Title Company), Optionee shall be entitled to the remedies set forth in Section 17.

      (d) Notwithstanding the foregoing, if such Title Objections may be removed by a payment of money, Optionor shall promptly satisfy or bond same upon request to do so by Optionee, in all events at Optionor's sole cost and expense. If the Subsequent Title Report was ordered in connection with the Closing, Optionor may, in lieu of satisfying any of the foregoing Title Objections, direct Optionee to apply a portion of the Purchase Price to the satisfaction of such Title Objections or require that appropriate adjustment be made to the balance of the Purchase Price at Closing, provided that Optionor shall deliver to the Title Company, at Closing, instruments in recordable form, which, in the opinion of Optionee's Title Company will be sufficient to satisfy the matters objected to by Optionee, together with the cost of recording or filing any such instruments. In the alternative, Optionor may place in escrow with the Title Company any amount (as well as any affidavits and other documentation) deemed necessary by the Title Company in order to enable the Title Company to omit such objections from the title policies to be delivered to Optionee and any lender at the Closing, but only if the lender, if any, is amenable to doing so. Optionee shall, if request is made by not later than five (5) business days prior to the Closing Date, provide Optionor, at the Closing, with separate unendorsed certified or bank checks, payable as directed by Optionor, in an aggregate amount not exceeding the Option Exercise Price, less adjustments, to facilitate the satisfaction of any such liens or encumbrances.

      (e) If the Report discloses judgments, bankruptcies or other proceedings or encumbrances against other persons having names the same as, or similar to that of Optionor,

Optionor shall deliver to the Title Company affidavits satisfactory to the Title Company showing that such judgments, bankruptcies or other proceedings or encumbrances are not against Optionor. Additionally, Optionor will deliver any affidavits reasonably required by (and reasonably satisfactory to) the Title Company in respect of any construction, maintenance and/or tenant improvement work at the Premises that could give rise to mechanics' or materialmens' liens,
(ii) any Section 255 and 275 affidavits (the affidavits required of Optionor by this Article 8 and any other affidavits reasonably required by the Title Company, and (iii) any affidavits which are substantively similar to the affidavits required by this Section 8(e) or which are customary in sales of commercial property in New York City at the time of Closing, (the foregoing affidavits, collectively, the "Affidavits").

      9. OPTIONEE COVENANTS, REPRESENTATIONS AND WARRANTIES.

      (a) Optionee represents and warrants to Optionor that the following representations and warranties are true and correct as of the date hereof and shall remain and be true and correct at all times during the term of this Agreement through and including the Closing Date with the same force and effect as if made at those times:

            (i) The execution and delivery of this Agreement and the consummation by Optionee of the transactions contemplated hereby (A) have been duly authorized pursuant to the terms of Optionee's organizational documents and
(B) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational documents or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its property is subject;

            (ii) Optionee has full power and authority to enter into this Agreement and to perform all of Optionee's obligations hereunder and no further action, approval or consent will be required in order to constitute this Agreement as a binding and enforceable obligation of Optionee and the Person (hereinafter defined) executing on behalf of Optionee has full power and authority to act for and bind Optionee in respect thereof; and

            (iii) Optionee is validly existing and in good standing in its state of formation.

      10. OPTIONOR REPRESENTATIONS, WARRANTIES AND COVENANTS.

      (a) Optionor represents and warrants to Optionee that the following representations and warranties are true and correct as of the date hereof and shall remain and be true and correct at all times during the term of this Agreement through and including the Closing Date with the same force and effect as if made at that time:

            (i) The execution and delivery of this Agreement and the consummation by it of the transactions hereunder (A) have been duly authorized pursuant to the terms of Optionor's organizational documents and (B) will not conflict with, or result in a breach of, any of the terms, conditions and provisions of its organizational documents or any contract, agreement or instrument to which it is a party or by which it is bound, or to which it or any portion of its property is subject;

            (ii) Optionor has full power and authority to enter into this Agreement and to perform all of Optionor's obligations hereunder and no further action or approval will be required in order to constitute this Agreement as a binding and enforceable obligation of Optionor and the Person (hereinafter defined) executing on behalf of Optionor has full power and authority to act for and bind Optionor in respect thereof;

            (iii) Its sole business or activity is the ownership of the Property and activities incidental thereto. It does not own any material assets other than the Property. Its assets are not commingled with the assets of any other person or entity. It has not incurred any debt, secured or unsecured, direct or contingent, including guarantees of any obligations other than the Loan. It is not insolvent. It maintains its books, records and bank accounts separate and apart from those of any other person or entity. It does not hold itself out to be responsible for the debts of any other person or entity. It holds itself out to the public as a legal entity which is separate and distinct from any other entity;

            (iv) Optionor is validly existing and in good standing in the City and State of New York and is duly formed under the laws of the State of its formation;

            (v) There are no actions, suits or proceedings pending or, to the knowledge of Optionor, threatened against or affecting Optionor; and

            (vi) Optionor is not a "foreign person" within the meaning of section 1445 of the United States Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

      (b) Optionor covenants and agrees that (except as contemplated by Article 34 of the Master Lease) it shall in no event have any right to (i) sell, transfer, convey, lease, assign, encumber, mortgage, pledge, hypothecate , encumber or dispose of (directly or indirectly) (voluntarily or by operation of law) all or any portion of the Property or any interest therein or portion thereof (a "Transfer") (other than as may be legally required pursuant to a condemnation of the Property, provided the proceeds thereof are applied in accordance with Article 18 of the Master Lease), (ii) modify or amend the Loan or the Loan Documents, or (iii) modify or amend the Operating Agreement of Optionor or transfer any membership interests in the Optionor, without the prior consent of Optionee which may be withheld in Optionee's sole discretion. Notwithstanding the foregoing, the Property and/or this Agreement may be transferred or conveyed, without Optionee's consent, to or by the holder of the Loan (or such holder's nominee or designee), in connection with any foreclosure or other sale or transfer to enforce the lien of the Loan Documents, or any transfer in lieu thereof. For purposes of this Section 10(b), a Transfer shall be deemed to include any change in the ownership interests of BC, provided that inter vivos or testamentary transfers or issuance of capital stock in BC to one or more family members of Simon Chetrit, or trusts in which all of the beneficial interest is held by one or more of such family members or a partnership or limited liability company in which all the capital and profits interests are held by such family members shall not be deemed a Transfer. As used herein, "family members" shall be limited to the spouse, parents, children and grandchildren of Simon Chetrit and their respective spouses or any entity owned or controlled by any of them. Any Transfer in violation of this Section 10(b) shall be void ab initio.

      (c) Optionor agrees that, from and after the date hereof through the Closing Date, Optionor shall:

            (i) maintain its books and records and bank accounts separate from those of any other Person;

            (ii) maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets;

            (iii) hold regular meetings, as appropriate, to conduct the business of Optionor, and observe all other limited liability company formalities;

            (iv) hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;

            (v) prepare separate tax returns and financial statements, or if part of a consolidated group, then it will be shown as a separate member of such group;

            (vi) allocate and charge fairly and reasonably any common employee or overhead shared with affiliates and maintain a sufficient number of employees in light of its contemplated business operations;

            (vii) transact all business with affiliates on an arms'-length basis and pursuant to enforceable agreements;

            (viii) conduct business in its own name, and use separate invoices and checks;

            (ix) not commingle its assets or funds with those of any other
Person;

            (x) not assume, guarantee or pay the debts or obligations of any other person;

            (xi) pay its own liabilities out of its own funds or in any manner whatsoever purchase the Loan or any interest therein;

            (xii) not acquire obligations or securities of its members;

            (xiii) not pledge its assets for the benefit of any other entity or make any loans or advances to any entity, other than in connection with the Loan;

            (xiv) correct any known misunderstanding regarding its separate identity;

            (xv) intend to maintain adequate capital in light of its contemplated business operations;

            (xvi) maintain all required qualifications to do business in New
York;

            (xvii) not cause or consent, directly or indirectly, to any action which would cause or result in Bankruptcy (as such term is defined in the Operating Agreement);

            (xviii) not engage in any business or activity other than the ownership of the Property and activities incidental to the development thereof;

            (xix) not own any assets other than the Property;

            (xx) not merge into or consolidate with any other entity nor dissolve or terminate or liquidate, transfer or otherwise dispose of all or substantially all or any material portion of its assets unless such resulting entity or transferee is a single purpose entity and complies with the other provisions of this section;

            (xxi) preserve its existence as a limited liability company duly organized, validly existing and in good standing (if applicable) under the laws of Delaware, and shall not amend, modify, terminate or fail to comply with the provisions of such entities organizational documents, if such amendment, modification, termination or failure to comply would adversely affect the ability of Optionor to perform its obligations hereunder;

            (xxii) not own any subsidiary or make any investment in any person or entity;

            (xxiii) not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation) other than in connection with the Loan; and

            (xxiv) not become insolvent or fail to pay its debts as the same become due and payable or permit the total amount of its liabilities (including contingent liabilities) to exceed the total fair saleable value of its assets or fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; however, the foregoing shall not apply where the fair market value of the Property has diminished for reasons other than any action or inaction of Optionor.

      (d) BC hereby covenants and agrees that it will (i) comply with all of its obligations and agreements under the Operating Agreement; (ii) as managing member of Optionor, cause Optionor to comply with all of the provisions of
Section 10(c) above; (iii) pay any and all taxes payable by it in connection with the execution of, and transactions contemplated by, this Agreement; (iv) not purchase or allow any Affiliate (as defined in the Operating Agreement) to purchase the Loan or any interest therein; and (v) without in any way limiting the generality of the foregoing, not permit or cause Optionor to terminate the Master Lease other than pursuant to the terms thereof. Any default by BC in respect of the foregoing obligations and by Optionor under Section 10(c) above shall be deemed a material default by Optionor hereunder, provided, however, if there is a default in respect of clauses (iii), (v), (xiv) and (xvi) of Section 10(c) above, such default shall not be deemed a material default hereunder unless and until Optionee shall have notified Optionor in respect of such default and Optionor shall have failed to cure such default within ten (10) business days of receipt of such notice (any material default as provided in this sentence, a "Material Breach of a Representation"). If there is a default by either BC or Optionor in respect of the obligations in clause (v) of this
Section 10(d) or in Section 10(b) above, Optionee shall be entitled, in addition to the other remedies set forth in Section 17(a), at Optionee's option and in its sole discretion and at any time thereafter, to accelerate its right to exercise the Option. In such event, the Option Exercise Date shall be the date of such early termination or the date of such violation of Section 10(b), as the case may be, and the Option Termination Date shall be determined by Optionee in its sole discretion.

      (e) The representations, warranties and covenants of Optionor and of BC as set forth in this Section 10 and in this Agreement shall survive until the Closing Date. Except as provided in Section 10(d) above in respect of Optionor's right to accelerate the Option, if Optionor is in material breach of a representation, warranty or covenant, Optionee, in its sole discretion, shall be entitled to the remedies set forth in Section 17(a).

      11. CONDITIONS PRECEDENT TO CLOSING.

      Optionor shall be obligated to close under this Agreement on the Closing Date only if:

      (a) all of the representations and warranties of Optionee contained in this Agreement are true and correct in all material respects as of the Closing Date;

      (b) Optionee has delivered to Optionor, at Closing, the items referred to in Section 12(b) of this Agreement;

      (c) there is no continuing Event of Default under the Master Lease in respect of Fixed Annual Rent or Additional Rent thereunder;

      (d) Optionee has made or will make any payments required of Optionee under this Agreement; and

      (e) there has not been a valid and legal termination of the Master Lease pursuant to the terms thereof prior to the Option Exercise Date.

      12. DOCUMENTS AND OTHER ITEMS TO BE DELIVERED AT CLOSING. If the Option is exercised, the following shall occur at the Closing:

      (a) Optionor shall deliver or cause to be delivered the following documents to Optionee at Closing:

            (i) A duly executed and acknowledged Bargain and Sale Deed with covenants against Grantor's Act (the "Deed") in recordable form, conveying fee simple title to the Property to Optionee, subject only to the Permitted Encumbrances;

            (ii) New York State and New York City Transfer Tax Returns duly executed and completed;

            (iii) A duly executed certification as to its non-foreign status;

            (iv) A Bill of Sale in respect of the Personalty, substantially in the form of Exhibit C annexed hereto (no part of the Purchase Price shall be deemed as consideration for the transfer of the Personalty);

            (v) An Assignment of the Included Property, substantially in the form of Exhibit D annexed hereto;

            (vi) An Assignment of Leases and Security Deposits, substantially in the form of Exhibit E annexed hereto;

            (vii) evidence that Judmart (as hereinafter defined) has been paid in full (or a waiver and full release from Judmart) in respect of any brokerage commissions, fees or other compensation which may be due and payable to Judmart; and

            (viii) Such other documents and instruments as (A) may be reasonably necessary or desirable to further carry out the purposes of this Agreement or
(B) are customarily delivered for commercial real estate transactions in New York City at the time of the Closing by the seller thereunder.

      (b) Optionee shall deliver or cause to be delivered to Optionor the following items and documents at Closing:

            (i) New York State and New York City Transfer Tax Returns duly executed and completed;

            (ii) A duly executed officer's (or member's, as applicable) certificate;

            (iii) The Purchase Price and any other amounts due Optionor pursuant to the terms of this Agreement and as landlord under the Master Lease; and

            (iv) Such other documents and instruments as (A) may be reasonably necessary or desirable to further carry out the purposes of this Agreement or
(B) are customarily delivered for commercial real estate transactions in New York City at the time of the Closing by the purchaser thereunder.

      (c) Each party shall be responsible for its respective costs and expenses (including, without limitation, legal fees and due diligence costs) in connection with the purchase of the Property, except that all deed, documentary, stamp, transfer, and similar taxes in connection with the purchase of the Property shall be paid by Optionor and, if Optionor shall fail to pay any and all such taxes at Closing, Optionee shall have the right to pay same and deduct such amount from the Option Exercise Price. Without in any way limiting the generality of the foregoing, Optionee, Optionor and BC each covenant and agree that each such party shall also be responsible for payment of all municipal, state or federal income, inheritance, estate, succession, transfer or gift taxes of such party or any corporate, franchise or other similar taxes imposed upon such party on account of the transactions occasioned or contemplated by this Agreement.

      13. DISCLAIMER; WAIVER OF CLAIMS. PRIOR TO THE DATE HEREOF, OPTIONEE HAS HAD AN OPPORTUNITY TO EXAMINE CONDITIONS RELATING TO THE PROPERTY. EXCEPT AS OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT, THE GRANT OF THE OPTION AND SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS, WHERE IS, WITH ALL FAULTS" BASIS.

      14. DAMAGE AND DESTRUCTION; CONDEMNATION.

      (a) Subject to the provisions of the Master Lease, if at any time prior to the Closing Date, the Property shall be damaged or destroyed by fire or other casualty, this Agreement shall continue and the parties' rights and obligations shall not be affected thereby.

      (b) (i) If at any time prior to the Closing Date, title to "materially all of the Premises" (as defined in the Master Lease) shall be taken by the exercise of the right of condemnation or eminent domain (a "Condemnation"), the party with knowledge of such event shall promptly notify the other party; and Optionee's right to exercise the Option (as provided in this Agreement) shall be deemed accelerated, except that the Option Period shall be deemed to be a period commencing on the date of delivery of the Option Notice, and further provided that the date set for Closing in respect of such option exercise shall be the date that the condemnation award is actually delivered to the Master Tenant, and the provisions of Article 18 of the Master Lease shall otherwise apply.

            (ii) if title to less than "materially all of the Premises" shall be affected by a Condemnation, this Agreement shall continue and the parties' rights and obligations hereunder shall not be affected thereby and shall be governed by the provisions of the Master Lease.

      (c) The provisions hereof shall constitute an express agreement to the contrary with respect to, and shall supersede the provisions of, Section 5-1311 of the New York General Obligations Law.

      15. BROKERAGE.

      (a) Optionee warrants and represents to Optionor that Optionee has not dealt with any broker or finder in connection with this transaction other than Judmart Realty Corp. ("Judmart"). Optionee hereby agrees to indemnify and hold Optionor harmless from and against any and all claims, demands, causes of action, loss, costs and expenses (including reasonable attorneys' fees and disbursements), or other liability arising from or pertaining to any brokerage commissions, fees, or other compensation, which may be due to any broker, finder or persons arising from any inaccuracy in the foregoing representation, warranty and agreement.

      (b) Optionor warrants and represents to Optionee that Optionor has not dealt with any broker or finder in connection with this transaction except for Judmart who will be paid in full by Owner pursuant to a separate agreement at Closing. Optionor hereby agrees to indemnify and hold Optionee harmless from and against any and all claims, demands, causes of action, loss, costs and expenses (including reasonable attorneys' fees and disbursements) or other liability arising from or pertaining to Judmart or any brokerage commissions, fees, or other compensation which may be due to any broker, finder or persons arising from any inaccuracy in Optionor's foregoing representation, warranty and agreement.

      (c) The provisions of this Section 15 shall survive the Closing or earlier termination of this Agreement.

      16. ASSIGNMENT BY OPTIONEE.

      (a) Subject to the terms and provisions of the Loan Documents, Optionee may freely assign all or a portion of its rights under (i) the Option and (ii) this Agreement by assignment either before or after the exercise of the Option. Upon any such assignment, the assignee shall have all the rights and obligations of Optionee hereunder and Optionee shall thereupon, automatically and without the execution of further instruments or documents, be relieved and released of and from all of Optionee's obligations hereunder and under the Master Lease.

      (b) A condition to the effectiveness of any assignment is that (i) the assignee shall assume the obligations of the assignor under this Agreement and
(ii) the assigning party shall give the other party notice of such assignment, together with a fully executed counterpart of the instrument of assignment and assumption executed by the assigning party and its assignee.

      17. REMEDIES.

      (a) If at any time Optionor has failed to maintain the status of title pursuant to the terms of this Agreement on account of Optionor's failure to cure a Title Objection, Optionee shall have the right (as determined by Optionee in its sole discretion) to either (I) seek injunctive relief or invoke the remedy of specific performance of Optionor's obligations hereunder and/or (II) cause the Master Tenant to exercise its right to the "Extension Term" pursuant to
Article 40 of the Master Lease, Optionor agreeing that Optionee has no adequate remedy at law. In addition, Optionee shall be entitled to the following remedies, as determined by Optionee in its sole discretion:

            (i) If such default occurs prior to the date originally scheduled for the Closing and if such default can be cured by the payment of money and Optionor has not made or provided for such payment in compliance with its obligations under Sections 8(c) and 8(d) hereof within thirty (30) days of its receipt of the Title Objection Notice, Optionee shall have the option to satisfy or procure the discharge of same by bonding. In such event, Optionee shall notify the Master Tenant and the Master Tenant shall be entitled to exercise its right to Set-Off, pursuant to the terms of Article 38 of the Master Lease;

            (ii) If the default occurs in connection with the Closing, and if such default can be cured by the payment of money and Optionor has not made or provided for such payment in compliance with its obligations under Sections 8(c) and 8(d) hereof within thirty (30) days of its receipt of the Title Objection Notice, Optionee shall be entitled to satisfy or procure the discharge of same by bonding and shall be entitled to deduct such amount from the Option Exercise Price;

            (iii) Optionee shall have the right to terminate this Agreement, whereupon neither party shall have any further obligations hereunder; or

            (iv) If Optionee is unable to cure or otherwise satisfy the Title Objection as provided above, Optionee shall be entitled to place all future Additional Payments into escrow with Optionor's counsel pursuant to the provisions of Exhibit F hereof; Optionor shall use such funds to cure or otherwise satisfy the Title Objection and shall only be entitled to the release of such escrowed funds when satisfactory evidence of such cure or satisfaction is delivered to Optionee, as more specifically provided in Exhibit F.

      The aforesaid remedies are the sole and exclusive remedies of Optionee in the event of a default by Optionor hereunder.

      (b) If Optionee exercises the Option and all conditions precedent to closing hereunder have been satisfied or, if waivable hereunder, waived by Optionee in writing, and Optionee thereafter fails or refuses to perform its obligations upon closing either hereunder Optionor shall be entitled, as its sole and exclusive remedy, to retain the Option Fee as liquidated damages and to terminate the Master Lease. Optionor hereby specifically waives the right to specific performance.

      18. FURTHER ASSURANCES. From time to time, each party hereto shall, within five (5) Business Days after a request therefor by the other party and at such party's sole cost and expense, furnish such additional consents and other instruments and information as may be reasonably required to implement the provisions of this Agreement and the intentions of the parties or to confirm or perfect any existing right or one that is to be created or transferred hereunder.

      19. NOTICES. Any notice, request, demand, statement, authorization, approval or consent made hereunder shall be in writing and shall be hand delivered or sent by Federal Express or other reputable national courier service (a "Courier"), or by postage pre-paid registered or certified mail, return receipt requested, and shall be deemed given (i) when received or refused at the following addresses if hand delivered or sent by Federal Express, or other reputable national courier service, and (ii) three (3) business days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested:

      If to Optionee:

      PoleStar Forty-Fourth Optionee LLC
      c/o NorthStar Capital Partners, LLC
      527 Madison Avenue
      New York, New York  10022
      Attention:  W. Edward Scheetz
      Telecopier:  (212) 319-4557

      with a copy to:

      Battle Fowler LLP
      75 East 55th Street
      New York, New York  10022
      Attention:  Robert J. Wertheimer, Esq.
      Telecopier:  (212) 856-7808

      If to Optionor:

      The 44 BC Realty LLC
      c/o Prince Management Corp.
      498 Seventh Avenue
      7th Floor
      New York, New York 10036
      Attention:  Joseph Chetrit
      Telecopier:  (212) 947-2654

      with a copy to:

      Sukenik, Segal & Graff, P.C.
      417 Forty-Fourth Avenue
      Third Floor
      New York, New York 10016-2204
      Attention:  Jehoshua Graff, Esq.
      Telecopier:  (212) 481-5520

Each party may change the address to which a notice must be sent or designate additional parties to receive a copy of a notice, by notice to the other parties given in the manner herein provided at least fifteen (15) days before such change is to become effective. As a matter of convenience only, notices may be sent by telecopier, provided a hard copy is delivered as stated above, but the delivery by telecopy shall not accelerate the date delivery of a notice is deemed to have been received.

      20. APPORTIONMENTS. The parties acknowledge and agree that there shall be no apportionment at Closing, except for the Fixed Annual Rent under the Master Lease.

      21. BINDING EFFECT. This Agreement may not be changed or terminated orally nor shall any provision hereof be waived orally. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

      22. RECORDING.

      (a) The parties shall, simultaneously with the execution hereof, execute a memorandum of this Agreement substantially in the form attached hereto as Exhibit B and Optionee may record same in the Office of the Register of the City of New York, County of New York and appropriate UCC-1 financing statements. Additionally, memoranda (the "Renewal Memoranda of Option") in the same form as was executed upon the execution and delivery of this Agreement will be filed from time to time following the date hereof such that record evidence of Optionee's rights hereunder is continuously maintained until the termination of this Agreement as provided in clause (i) of Section 27 hereof. In connection therewith, the Renewal Memoranda of Option will be held in escrow pursuant to the provisions of Exhibit F hereof by Optionee's counsel, placed of record as may be necessary to preserve record notice in accordance with applicable law by Optionee's counsel and returned to Optionee upon termination of this Agreement, to the extent any remain unutilized. In addition, a memorandum of termination of Option will also be held in escrow pursuant to the provisions of Exhibit F and recorded upon the earlier to occur of (i) the valid and legal termination of this Agreement pursuant to the terms hereof and (ii) delivery of title to the Property to Optionee pursuant to the terms hereof.

      (b) Optionor hereby constitutes and appoints Optionee as its true and lawful representative and attorney-in-fact in its name, place and stead to make, execute, sign, deliver and, if required, cause to be filed of record any other document that may be required by applicable law in addition to, or in lieu of, the Renewal Memoranda of Option in order to maintain and evidence of record Optionee's rights hereunder.

      23. CHOICE OF LAW. This Agreement shall be governed by and construed under the internal laws of the State of New York.

      24. SURVIVAL. Except to the extent specifically provided herein, none of the obligations under this Agreement shall survive the Closing.

      25. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute the same instrument.

      26. INVALIDITY OF PARTICULAR PROVISION. If any term of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law, with the parties hereto covenanting nonetheless to negotiate in good faith, in order to agree the terms of a mutually satisfactory provision to be substituted for the term or provision which is void or unenforceable.

      27. TERM OF AGREEMENT. Notwithstanding anything herein to the contrary, this Agreement will lapse and terminate, if not sooner lapsed or terminated in its entirety in accordance with the terms of this Agreement, on the earlier to occur of (i) one-hundred years from the date hereof and (ii) the twenty-first
(21st) anniversary of the date of the death of the last to die of the children (whether natural or adopted) of Rabbi Solomon Halberstam alive on the date hereof, their children's children (whether natural or adopted) alive on the date hereof and their children's children (whether natural or adopted) alive on the date hereof.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                          OPTIONOR:

                                          The 44 BC Realty LLC

                                                By:   The 44th B.C. Realty Corp.


                                                By: /s/ Joseph Chetrit
                                                   -----------------------------
                                                   Name:  Joseph Chetrit
                                                   Title: Vice President


               Signature Page for Option Agreement to be continued

                                          OPTIONEE:

                                          POLESTAR FORTY-FOURTH
                                          OPTIONEE LLC


                                                By: /s/ W. Edward Scheetz
                                                   -----------------------------
                                                   Name:  W. Edward Scheetz
                                                   Title: President


                 Additional Signature Page for Option Agreement

                                    EXHIBIT A

                               Description of Land

                                    EXHIBIT B

                    Memorandum of Option Terms and Provisions
                       shall include, without limitation:

                  1.    Grant of Option

                  2.    Term (including rights to accelerate Option)

                  3.    Prohibition on Transfer

                  4.    Remedies on Default

                  5.    Separateness Covenants

                  6.    Right to Record Extension

                                    EXHIBIT C

                                  Bill of Sale

                                    EXHIBIT D

                     Form of Assignment of Included Property

      The assignment will cover all of the tangible and intangible property in, on, attached to, appurtenant to, or used in the operation or maintenance of the Land or the Building and shall include, without limitation, the following:

      1. the Permits in Optionor's possession and all of Optionor's right, title and interest in and to all other Permits.

      2. all Plans, Contracts and Records in Optionor's possession and all of its right, title and interest in and to any other Plans, Contracts and Records.

      3. all of Optionors' right, title and interest in and to all trademarks, logos, trade and business names, good will and other proprietary rights and intangible property relating to the ownership, use, operation and management of the Property (collectively, the "Intangible Property").

                                    EXHIBIT E

                   Assignment of Leases and Security Deposits

                                    EXHIBIT F

                                Escrow Provisions

                                    EXHIBIT G

                        Additional Permitted Encumbrances

      Schedule B of the title policy issued by Lawyers Title Insurance Corporation delivered to Optionee on the date hereof in respect of this Agreement, which exceptions specifically relate to the title exceptions affecting the Premises.

                                   Schedule 1

                      Leases, Security Deposits; Rent Roll

                                   Schedule 2

                                    Contracts

                                   Schedule 3

                                     Permits

                                   Schedule 4

                               Insurance Policies

                                   Schedule A

                         Option Exercise Price Schedule